CONSENT OF PETERS GEOSCIENCES

The undersigned hereby consents to:

(i)
the filing of the written disclosure (the “Technical Disclosure”) regarding (a) the technical report entitled “The Daneros Mine Project, San Juan County, Utah, U.S.A.” dated July 18, 2012; (b) the technical report entitled “Updated Technical Report on Energy Fuels Resources Corporation’s Whirlwind Property (Including Whirlwind, Far West, and Crosswind Claim Groups and Utah State Metalliferous Minerals Lease ML-49312), Mesa County, Colorado and Grand County, Utah”, dated March 15, 2011; (c) the technical report entitled “Updated Technical Report on Sage Plain Project (Including the Calliham Mine), San Juan County, Utah USA” dated March 18, 2015; and (d) the technical report entitled “Technical Report on Energy Fuels Inc.’s La Sal District Project,” dated March 25, 2014, contained in the Annual Report on Form 10-K for the period ended December 31, 2016 (the “10-K”) of Energy Fuels Inc. (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statement being filed with the SEC, and any amendments thereto (the “S-8”); and

(iii)	the use of our name in the 10-K and the S-8.

PETERS GEOSCIENCES

_/s/Douglas C. Peters___________
Name: Douglas C. Peters
Title: Owner
Date: March 31, 2017